Report of Independent Registered Public Accounting
Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust the Trust, comprising the SPDR Dow Jones Total Market ETF,
SPDR Dow Jones Large Cap ETF, SPDR Dow Jones
Large Cap Growth ETF, SPDR Dow Jones Large Cap
Value ETF, SPDR Dow Jones Mid Cap ETF, SPDR
Dow Jones Mid Cap Growth ETF, SPDR Dow Jones
Mid Cap Value ETF, SPDR Dow Jones Small Cap
ETF, SPDR Dow Jones Small Cap Growth ETF,
SPDR Dow Jones Small Cap Value ETF, SPDR DJ
Global Titans ETF, SPDR Dow Jones REIT ETF,
SPDR KBW Bank ETF, SPDR KBW Capital Markets
ETF, SPDR KBW Insurance ETF, SPDR Morgan
Stanley Technology ETF, SPDR S&P Dividend ETF,
SPDR S&P Biotech ETF, SPDR S&P
Homebuilders ETF, SPDR S&P Metals & Mining
ETF, SPDR S&P Oil & Gas Equipment & Services
ETF, SPDR S&P Oil & Gas Exploration & Production
ETF, SPDR S&P Pharmaceuticals ETF, SPDR
S&P Retail ETF, SPDR S&P Semiconductor ETF,
SPDR KBW Regional Banking ETF, SPDR KBW
Mortgage Finance ETF, SPDR Wells Fargo Preferred
Stock ETF, SPDR Barclays Capital 1-3 Month T-Bill
ETF, SPDR Barclays Capital TIPS ETF, SPDR
Barclays Capital Intermediate Term Treasury ETF,
SPDR Barclays Capital Long Term Treasury ETF,
SPDR Barclays Capital Aggregate Bond ETF, SPDR
Nuveen Barclays Capital Municipal Bond ETF formerly,
SPDR Barclays Capital Municipal Bond ETF,
SPDR Nuveen Barclays Capital California Municipal
Bond ETF formerly, SPDR Barclays Capital California
Municipal Bond ETF,  SPDR Nuveen Barclays
Capital New York Municipal Bond ETF formerly,
SPDR Barclays Capital New York Municipal Bond
ETF, SPDR Nuveen Barclays Capital Short Term
Municipal Bond ETF formerly, SPDR Barclays Capital
Short Term Municipal Bond ETF, SPDR DB
International Government Inflation-Protected Bond ETF,
SPDR Barclays Capital International Treasury Bond
ETF, SPDR Barclays Capital High Yield Bond ETF,
SPDR Barclays Capital Short Term International
Treasury Bond ETF, SPDR Barclays Capital
Intermediate Term Credit Bond ETF, SPDR Barclays
Capital Long Term Credit Bond ETF, SPDR Barclays
Capital Convertible Securities ETF formerly, SPDR
Barclays Capital Convertible Bond ETF, SPDR
Barclays Capital Mortgage Backed Bond ETF, SPDR
Nuveen S&P VRDO Municipal Bond ETF, SPDR
Barclays Capital Short Term Corporate Bond ETF,
SPDR Nuveen Barclays Capital Build America Bond
ETF and SPDR Barclays Capital International
Corporate Bond ETF, as of and for the year ended June
30, 2010, in accordance with the standards of the Public
Company Accounting Oversight Board United States, we considered SPDR Series Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of SPDR Series Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board United States.
However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of SPDR
Series Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.





	Ernst & Young LLP


Boston, Massachusetts
August 23, 2010